Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 14, 2022 (the “Closing Date”), GoodRx Holdings, Inc. and its subsidiaries (collectively, “GoodRx”) acquired all of the outstanding shares of capital stock of vitaCare Prescription Services, Inc. (“vitaCare”) from TherapeuticsMD, Inc. (the “Seller”), the sole stockholder of vitaCare for an initial cash payment of $150.0 million, subject to customary adjustments, and additional payment or adjustment for contingent consideration payable of up to $7.0 million in cash and contingent consideration receivable based upon vitaCare's achievement of certain specified revenue as described in the notes to these unaudited pro forma condensed combined financial statements (the “Acquisition"). GoodRx also established a management incentive plan under which certain continuing vitaCare employees would be eligible to receive up to $10.0 million of additional cash compensation upon achievement of certain performance milestones through 2023. vitaCare is a prescription technology and service platform that simplifies the prescription fulfillment process for consumers taking brand medications by helping them gain access to therapies and stay on those therapies for as long as medically appropriate.

The following unaudited pro forma condensed combined balance sheet and condensed combined statement of operations give effect to the Acquisition and were prepared in accordance with the requirements of Article 11 of Regulation S-X as amended.

The unaudited pro forma condensed combined balance sheet combines the historical audited consolidated balance sheet of GoodRx as of December 31, 2021 and the historical audited balance sheet of vitaCare as of December 31, 2021, giving effect to the Acquisition as if it had been consummated on December 31, 2021. The unaudited pro forma condensed combined statement of operations combines the historical audited consolidated statement of operations of GoodRx for the year ended December 31, 2021 and the historical audited statement of operations of vitaCare for the year ended December 31, 2021, giving effect to the Acquisition as if it had been consummated on January 1, 2021. The pro forma adjustments for the Acquisition consist of those necessary to account for the Acquisition. In addition, certain reclassification adjustments were made to align the presentation of vitaCare's financial statements with those of GoodRx.

The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations are collectively referred to as the “pro forma financial statements.”

The pro forma financial statements should be read in conjunction with:

•
The accompanying notes to the pro forma financial statements;
•
The historical audited consolidated financial statements of GoodRx as of and for the year ended December 31, 2021, included in GoodRx’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2022; and
•
The historical audited financial statements of vitaCare as of and for the year ended December 31, 2021, which are included as Exhibit 99.1 to this Current Report on Form 8-K/A.

The pro forma financial statements are provided for illustrative purposes only and do not purport to represent the actual financial position and results of operations that would have been achieved had the Acquisition occurred on the dates indicated, and do not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or potential cost savings. Further, the pro forma financial statements do not purport to project the future operating results or financial position of GoodRx following the consummation of the Acquisition. The unaudited pro forma adjustments represent GoodRx's estimates based on information available as of the date of the pro forma financial statements and are subject to change as additional information becomes available and analyses are performed. There can be no assurance that additional information and analyses will not result in material changes.

GoodRx Holdings, Inc.

Pro Forma Condensed Combined Balance Sheet

December 31, 2021

(Unaudited)

(in thousands)	GoodRx	vitaCare - after Reclassification Adjustments (see Note 2)	Transaction Accounting Adjustments	Note	Pro Forma Condensed Combined
Assets
Current assets
Cash and cash equivalents	$941,109	$—	$(151,896)	4A	$789,213
Accounts receivable, net	118,080	157	—		118,237
Prepaid expenses and other current assets	29,638	16	2,892	4B	32,546
Total current assets	1,088,827	173	(149,004)		939,996
Property and equipment, net	21,612	157	—		21,769
Goodwill	329,696	—	74,116	4C	403,812
Intangible assets, net	88,791	36	51,964	4D	140,791
Capitalized software, net	44,987	—	—		44,987
Operating lease right-of-use assets	27,705	—	2,311	4E	30,016
Other assets	6,007	—	24,322	4B	30,329
Total assets	$1,607,625	$366	$3,709		$1,611,700
Liabilities and stockholders' equity (deficit)
Current liabilities
Accounts payable	$17,501	$663	$—		$18,164
Accrued expenses and other current liabilities	50,732	1,436	—		52,168
Current portion of debt	7,029	—	—		7,029
Operating lease liabilities, current	5,851	—	305	4E	6,156
Total current liabilities	81,113	2,099	305		83,517
Debt, net	655,858	—	—		655,858
Operating lease liabilities, net of current portion	33,592	—	2,006	4E	35,598
Deferred tax liabilities, net	244	—	—		244
Other liabilities	5,138	—	1,684	4F	6,822
Total liabilities	775,945	2,099	3,995		782,039
Stockholders' equity (deficit)
Preferred stock	—	—	—		—
Common stock	40	—	—		40
Additional paid-in capital	2,247,347	50,188	(50,188)	4G	2,247,347
Accumulated deficit	(1,415,707)	(51,921)	49,902	4H	(1,417,726)
Total stockholders' equity (deficit)	831,680	(1,733)	(286)		829,661
Total liabilities and stockholders' equity (deficit)	$1,607,625	$366	$3,709		$1,611,700

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

GoodRx Holdings, Inc.

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2021

(Unaudited)

(in thousands, except per share amounts)	GoodRx	vitaCare - after Reclassification Adjustments (see Note 2)	Transaction Accounting Adjustments	Note	Pro Forma Condensed Combined
Revenue	$745,424	$875	$—		$746,299
Costs and operating expenses:
Cost of revenue, exclusive of depreciation and amortization presented separately below	46,716	9,968	—		56,684
Product development and technology	125,860	7,612	—		133,472
Sales and marketing	370,217	2,717	1,057	5A	373,991
General and administrative	154,686	3,102	2,019	5B	159,807
Depreciation and amortization	34,539	115	8,242	5C	42,896
Total costs and operating expenses	732,018	23,514	11,318		766,850
Operating income (loss)	13,406	(22,639)	(11,318)		(20,551)
Other expense, net:
Interest income	(59)	—	—		(59)
Interest expense	23,642	2,366	(2,366)	5D	23,642
Total other expense, net	23,583	2,366	(2,366)		23,583
Loss before income taxes	(10,177)	(25,005)	(8,952)		(44,134)
Income tax expense	(15,077)	—	(189)	5E	(15,266)
Net loss	$(25,254)	$(25,005)	$(9,141)		$(59,400)
Loss per share:
Basic	$(0.06)				$(0.14)
Diluted	$(0.06)				$(0.14)
Weighted average shares used in computing loss per share:
Basic	409,981				409,981
Diluted	409,981				409,981

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

GoodRx Holdings, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(Unaudited)

1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations and are based on the audited historical consolidated financial statements of GoodRx and the audited historical financial statements of vitaCare. Historical financial statements of GoodRx and vitaCare were prepared in accordance with U.S. generally accepted accounting principles and are presented in U.S. dollars. Certain reclassifications were made to align vitaCare’s financial statement presentation with that of GoodRx, which are further described in Note 2. GoodRx's best estimates and assumptions were used in determining the fair value of the tangible and intangible assets acquired and liabilities assumed. Goodwill is measured as the excess of purchase consideration over the fair value of tangible and intangible assets acquired and liabilities assumed. These estimates are preliminary and are only for the purposes of preparing these pro forma financial statements.

The pro forma financial statements have been prepared as if the Acquisition had been consummated on December 31, 2021, in the case of the unaudited pro forma condensed combined balance sheet, and as if the Acquisition had been consummated on January 1, 2021, in the case of the unaudited pro forma condensed combined statement of operations.

2. vitaCare Historical Financial Statement Reclassification Adjustments

Certain historical balance sheet line items of vitaCare were reclassified in order to conform to GoodRx's historical balance sheet presentation as follows:

(in thousands)
GoodRx Consolidated Balance Sheet Line Items	vitaCare Balance Sheet Line Items	vitaCare Historical Balance Sheet as of December 31, 2021	Reclassification Adjustments	vitaCare Reclassified Historical Balance Sheet as of December 31, 2021
Assets
Current assets
Accounts receivable, net	Accounts receivable	$157	$—	$157
Prepaid expenses and other current assets	Prepaid license fees	16	—	16
Total current assets		173	—	173
Property and equipment, net	Fixed assets, net	157	—	157
Intangible assets, net	Intangible assets, net	36	—	36
Total assets		$366	$—	$366
Liabilities and stockholders' equity (deficit)
Current liabilities
Accounts payable	Accounts payable	663	—	663
	Accrued compensation costs	1,384	(1,384)	—
	Other accrued expenses	52	(52)	—
Accrued expenses and other current liabilities		—	1,436	1,436
Total current liabilities		2,099	—	2,099
Total liabilities		2,099	—	2,099
Stockholders' equity (deficit)
Common stock	Common stock	—	—	—
Additional paid-in capital	Additional paid-in capital	50,188	—	50,188
Accumulated deficit	Accumulated deficit	(51,921)	—	(51,921)
Total stockholders' equity (deficit)		(1,733)	—	(1,733)
Total liabilities and stockholders' equity (deficit)		$366	$—	$366

Certain historical statement of operations line items of vitaCare were reclassified in order to conform to GoodRx's historical statement of operations presentation as follows:

(in thousands)
GoodRx Consolidated Statement of Operations Line Items	vitaCare Statement of Operations Line Items	vitaCare Historical Statement of Operations For the Year Ended December 31, 2021	Reclassification Adjustments		vitaCare Reclassified Historical Statement of Operations For the Year Ended December 31, 2021
Revenue	Service revenue, net	$875	$—		$875
Cost and operating expenses:
Cost of revenue, exclusive of depreciation and amortization presented separately below			9,968	(a), (b), (c), (d), (e)	9,968
Product development and technology			7,612	(a), (b), (c), (d), (e)	7,612
Sales and marketing			2,717	(a), (c), (d), (e)	2,717
General and administrative			3,102	(a), (b), (c), (d), (e), (f)	3,102
	Compensation and benefits	17,256	(17,256)	(a)	—
	Contract labor	2,672	(2,672)	(b)	—
	Software	950	(950)	(c)	—
	Rent	576	(576)	(d)	—
	Other direct expenses	689	(689)	(e)	—
	Corporate expense allocations from Seller	1,256	(1,256)	(f)	—
Depreciation and amortization	Depreciation	115	—		115
Total costs and operating expenses		23,514	—		23,514
Operating income (loss)		(22,639)	—		(22,639)
Other expense, net:
Interest expense	Interest expense allocation from Seller	2,366	—		2,366
Total other expense, net		2,366	—		2,366
Loss before income taxes		(25,005)	—		(25,005)
Income tax expense	Provision for income taxes	—	—		—
Net loss		$(25,005)	$—		$(25,005)

(a)
Represents reclassification from "Compensation and benefits" as reported by vitaCare to:

(in thousands)
GoodRx Consolidated Statement of Operations Line Items	Reclassification Adjustments
Cost of revenue, exclusive of depreciation and amortization presented separately below	$8,454
Product development and technology	5,118
Sales and marketing	2,570
General and administrative	1,114
$17,256

(b)
Represents reclassification from "Contract labor" as reported by vitaCare to:

(in thousands)
GoodRx Consolidated Statement of Operations Line Items	Reclassification Adjustments
Cost of revenue, exclusive of depreciation and amortization presented separately below	$467
Product development and technology	2,203
General and administrative	2
$2,672

(c)
Represents reclassification from "Software" as reported by vitaCare to:

(in thousands)
GoodRx Consolidated Statement of Operations Line Items	Reclassification Adjustments
Cost of revenue, exclusive of depreciation and amortization presented separately below	$614
Product development and technology	182
Sales and marketing	1
General and administrative	153
$950

(d)
Represents reclassification from "Rent" as reported by vitaCare to:

(in thousands)
GoodRx Consolidated Statement of Operations Line Items	Reclassification Adjustments
Cost of revenue, exclusive of depreciation and amortization presented separately below	$425
Product development and technology	105
Sales and marketing	23
General and administrative	23
$576

(e)
Represents reclassification from "Other direct expenses" as reported by vitaCare to:

(in thousands)
GoodRx Consolidated Statement of Operations Line Items	Reclassification Adjustments
Cost of revenue, exclusive of depreciation and amortization presented separately below	$8
Product development and technology	4
Sales and marketing	123
General and administrative	554
$689

(f)
Represents reclassification from "Corporate expense allocations from Seller" as reported by vitaCare to "General and administrative."

3. Preliminary Purchase Price Accounting

The purchase accounting for the Acquisition remains incomplete with respect to acquired tangible and intangible assets and liabilities assumed as GoodRx continues to gather and evaluate information about circumstances that existed as of the Closing Date.

The activities GoodRx is currently undertaking, include but are not limited to the following: review and evaluation of tangible assets acquired and liabilities assumed, acquired contracts, accounting policies, tax positions and other tax-related matters and third-party valuations that assist GoodRx in determining the fair values of the contingent consideration payable and receivable as well as certain acquired intangible assets. Therefore, the acquired assets, liabilities assumed and contingent consideration payable and receivable associated with the Acquisition have been measured based on preliminary estimates using assumptions that GoodRx believes are reasonable, utilizing information that is currently available.

GoodRx intends to finalize the purchase accounting as soon as practicable, but in no event later than one year following completion of the Acquisition ("measurement period"). Differences between these preliminary estimates and the final purchase accounting could have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position.

The table below presents the estimated purchase consideration and the preliminary allocation of the estimated purchase consideration to vitaCare’s tangible and intangible assets acquired and liabilities assumed based on GoodRx's preliminary estimate of their respective fair values on a pro forma basis, as if the Acquisition was consummated on December 31, 2021.

(in thousands)	Purchase Price Allocation
Cash consideration to the Seller	$138,627
Cash held in escrow for the Seller indemnification obligations	11,250
Fair value of contingent consideration payable	1,684
Fair value of contingent consideration receivable	(27,214)
Total estimated purchase consideration	$124,347

Accounts receivable	$157
Prepaid and other current assets	16
Property and equipment	157
Intangible assets	52,000
Total assets acquired	$52,330

Accounts payable	$663
Accrued expenses	1,436
Total liabilities assumed	2,099
Net assets acquired, excluding goodwill	50,231
Goodwill	74,116
Total estimated fair value of net assets acquired	$124,347

The estimated fair values of the acquired intangible assets are determined primarily by using a discounted cash flow method. Goodwill represents the excess purchase price over the tangible and intangible assets acquired and liabilities assumed.

The preliminary amounts assigned to the acquired intangible assets and their estimated useful lives are as follows:

(in thousands)	Fair Value	Useful Lives (Years)
Developed technology	$30,000	5
Customer relationships	21,000	11
Tradename	1,000	3
Total acquired intangible assets	$52,000

Contingent consideration payable - The contingent consideration payable of up to $7.0 million in cash is based upon vitaCare's achievement of certain specified revenue results through 2023 as stipulated by the purchase agreement. The preliminary fair value of the contingent consideration payable is based on the present value of the expected future payments to be made to the Seller using an option pricing model and contains significant unobservable inputs for projected financial information, which GoodRx will finalize within the measurement period.

Contingent consideration receivable - vitaCare entered into a commercial agreement with the Seller in connection with the Acquisition. In accordance with the terms and conditions of the commercial agreement, the Seller is required to compensate vitaCare for certain pharmacy services over an initial 5-year term following the Acquisition, with annual minimum guaranteed payments totaling $66.3 million. The preliminary fair value of the contingent consideration receivable is based on the present value of the expected future annual minimum guaranteed payments in excess of the estimated fair value of pharmacy services expected to be provided to the Seller for each respective year over the initial 5-year term and contains significant unobservable inputs for projected financial information, which GoodRx will finalize within the measurement period.

As GoodRx continues to refine its estimates of expected revenue to be generated from the commercial agreement as of the Closing date, it has provided the following sensitivity. A hypothetical increase or decrease of 20% in the preliminary estimate of fair value of pharmacy services expected to be provided to the Seller for each year of the initial 5-year term, holding all other assumptions the same, would impact the contingent consideration receivable, and as a result the total estimated purchase consideration, by approximately $6.2 million with a corresponding impact substantially to acquired goodwill. Changes in the fair value of the contingent consideration payable and receivable each period after the Closing date will be recorded in earnings of GoodRx.

4. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

Explanations of the pro forma adjustments to the unaudited pro forma condensed combined balance sheet are as follows:

(A)
Cash and cash equivalents

The following table presents the components of the pro forma adjustments relating to cash and cash equivalents:

(in thousands)	As of December 31, 2021
Cash consideration to the Seller	$138,627
Cash held in escrow for the Seller indemnification obligations	11,250
Transaction and severance costs (see Note 5B)	2,019
Pro forma adjustment	$151,896
(B)
Contingent consideration receivable

Represents an adjustment to reflect the preliminary fair value of the contingent consideration receivable, of which $2.9 million represents the estimated portion that is receivable within twelve months of December 31, 2021. Refer to Note 3.

(C)
Goodwill

Represents an adjustment to reflect acquired goodwill based on preliminary purchase accounting. Refer to Note 3.

(D)
Intangible assets

Represents an adjustment to reflect the preliminary fair value of intangible assets acquired (other than goodwill) of $52.0 million, less the historical vitaCare intangible assets value of $36,000.

(E)
Right of use operating lease assets and related liabilities

Represents an adjustment to reflect the estimated impact of ASC 842, Leases, for the sublease agreement between vitaCare and the Seller that was entered into in connection with the Acquisition.

(F)
Contingent consideration payable

Represents an adjustment to reflect the preliminary fair value of the contingent consideration payable. Refer to Note 3.

(G)
Additional paid-in capital

Reflects an adjustment to eliminate vitaCare’s historical additional paid-in capital as of December 31, 2021.

(H)
Accumulated deficit

The following pro forma adjustments impacted accumulated deficit:

(in thousands)	As of December 31, 2021
Elimination of vitaCare's accumulated deficit	$51,921
Transaction and severance costs incurred by GoodRx and vitaCare (see Note 5B)	(2,019)
Pro forma adjustment	$49,902

5. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The unaudited pro forma condensed combined statement of operations excludes compensation expense in connection with the management incentive plan of $10.0 million based on current estimates that the performance milestones will not be achieved. Explanations of the pro forma adjustments to the unaudited pro forma condensed combined statement of operations are as follows:

(A)
Stock-based compensation

Represents an adjustment to recognize the estimated stock-based compensation expense incurred by vitaCare subsequent to December 31, 2021 related to the acceleration of unvested equity awards for a vitaCare executive due to their termination of employment with the Seller as a result of the Acquisition pursuant to a pre-existing employment agreement. For pro forma purposes, the acceleration of unvested equity awards for the vitaCare executive was assumed to have occurred on January 1, 2021.

(B)
Transaction and severance costs

Represents an adjustment to recognize $2.0 million of transaction and severance costs incurred subsequent to December 31, 2021. Of this total, $1.6 million of transaction cost was incurred by GoodRx and $0.4 million of severance cost was incurred by vitaCare related to the termination of employment between a vitaCare executive and the Seller as a result of the Acquisition pursuant to a pre-existing employment agreement. These costs will not affect the combined company's statement of operations beyond twelve months after the Closing Date. No transaction or severance costs were incurred prior to December 31, 2021. For pro forma purposes, these costs were assumed to have been incurred during the year ended December 31, 2021 and paid for in cash as of December 31, 2021.

(C)
Amortization

Represents an adjustment to recognize amortization expense related to acquired intangible assets, which are discussed in Note 3. The following table represents on a pro forma basis, assuming the Acquisition occurred on January 1, 2021, the estimated amortization of acquired intangible assets for the year ended December 31, 2021:

(in thousands)	Fair Value as of January 1, 2021	Useful Lives (Years)	Amortization Expense For The Year Ended December 31, 2021
Developed technology	$30,000	5	$6,000
Customer relationships	21,000	11	1,909
Tradename	1,000	3	333
Pro forma adjustment	$52,000		$8,242

(D)
Interest expense

Represents an adjustment to eliminate vitaCare's interest expense allocation from Seller. Prior to the consummation of the Acquisition, vitaCare was a guarantor to a financing agreement by and among the Seller as the borrower and various lenders. vitaCare was released from all of its obligations to the financing agreement as of the Closing Date.

(E)
Income tax expense

After considering all available evidence as of December 31, 2021, GoodRx maintained a full valuation allowance against its net deferred tax assets in excess of tax amortizable goodwill as it believed it was more likely than not that the net deferred tax assets will be realized in the future. The Acquisition is expected to be an acquisition of assets for tax purposes and, accordingly, goodwill is expected to be deductible for tax purposes. This adjustment represents the estimated increase in the net deferred tax assets in excess of tax amortizable goodwill as a result of the Acquisition on a pro forma basis, assuming the Acquisition occurred on January 1, 2021. The income tax adjustment is calculated using the preliminary valuation of certain acquired assets and liabilities as described in Note 3 and may be subject to change.